UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2018
(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 14, 2018, the Board of Directors of Community Bancorp. (the “Company”) approved the partial redemption of the Company’s outstanding Series A Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”). Under the authorization, the Company will redeem five (5) shares of the Preferred Stock on March 31, 2018 at a per share redemption price of $101,125 per share, which represents the per share liquidation price of $100,000 and a quarterly dividend of $1,125. The Company expects to remain well capitalized under applicable regulatory capital guidelines following the redemption.

As of the date of this report, there are 25 shares of Preferred Stock outstanding and the dividend rate in effect for quarter ending March 31, 2018 is 4.50% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: February 14, 2018	/s/ Kathryn M. Austin
Kathryn M. Austin, President and
Chief Executive Officer